Exhibit 21.1

                              HRPT PROPERTIES TRUST
                         SUBSIDIARIES OF THE REGISTRANT



1735 Market Street Properties Trust - (Maryland)
Causeway Holdings, Inc. - (Massachusetts)
Health and Retirement Properties International, Inc. - (Delaware)
Hub Acquisition Trust  - (Maryland)
Hub LA  Limited  Partnership  (98%)  -  (Delaware)
Hub LA  Properties  Trust  -(Maryland)
Hub Management,  Inc. - (Delaware)
Hub Properties  Trust - (Maryland)
Hub  Realty  Buffalo,  Inc.  -  (Delaware)
Realty  College  Park I,  LLC -(Maryland)
Hub Realty College Park, Inc. - (Delaware)
Hub Realty Funding,  Inc.-(Delaware)
Hub Realty Golden,  Inc. - (Delaware)
Hub Realty Kansas City,  Inc. -(Delaware)
Hub Realty  Richland,  Inc. - (Delaware)
Hub RI Properties  Trust -(Maryland)
Hub  Woodmont  Investment  Trust - (Maryland)
Hub Woodmont  Limited Liability  Company - (Delaware)
Indemnity  Collection  Corporation - (Delaware)
Nine Penn Center Associates,  L.P. - (Pennsylvania)
Nine Penn Center Properties Trust - (Maryland)
Research Park Properties Trust - (Maryland)
Park San Antonio Properties Trust - (Maryland)
Rosedale  Properties Trust - (Maryland)
Rosedale Properties,  Inc. - (Delaware)
Rosedale  Properties Limited Liability Company -(Delaware)
Quarry Lake Properties Trust - (Maryland)